Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 25, 2008, relating to the financial statements of Power Efficiency Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sobel & Co., LLC Certified Public Accountants

September 12, 2008
Livingston, New Jersey